STUARTS DEPARTMENT STORES, INC.

1994 DIRECTORS STOCK OPTION PLAN

1.	PURPOSE

		The purpose of this Directors Stock Option Plan (the "Plan") is to enable the Company to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record by creating a long-term mutuality of interests between the outside directors and the shareholders of the Company. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue
Code, as amended from time to time.

2.	ADMINISTRATION

		The Plan shall be administered by a committee (the "Committee") consisting of three or more members of the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to prescribe the form of the option agreements; (b) to interpret the Plan; (c) to make and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

		Notwithstanding the above, the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

3.	ELIGIBLE DIRECTORS

		Options shall be granted under the Plan only to members of the Board who are not also full-time employees of the Company or its subsidiary. Beneficial owners of more than five percent of the Common Stock of the Company are not eligible to receive any options under the Plan.

4.	SHARES AVAILABLE

		An aggregate of 1,000,000 shares of the Common Stock (par value $0.01 per share) of the Company (subject to substitution or adjustment as provided in Section 7 hereof) shall be available for the grant of options under the Plan. Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. Annual awards are limited to options for the purchase of no more than 150,000 shares of Common Stock (subject to substitution or adjustment as provided in Section 7 hereof). No option may be granted more than ten years after the effective date of the Plan.

5.	TERMS AND CONDITIONS OF OPTIONS

		Each option granted under the Plan shall be evidenced by an option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

		(a) Number of Shares. Each person who is an eligible director on the Plan's effective date shall receive initial options to purchase 20,000 shares of the Company's Common Stock for each prior year or

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partial year consisting of six months or more of service as a non-full-time employee director of the Company .

			On each of September 1, December 1, March 1 and June 1 of each year after the effective date, each eligible director who is then serving on the Board shall receive options to purchase
5,000 shares of the Company's Common Stock for the preceding year or, in the case of grants to be made on September 1 of the first year following the effective date, for the period from the effective date until such date.

				For purposes of this Section 5(a), any fractional shares
shall be rounded up to the next highest whole number of shares.

		(b) Exercise Price. The exercise price under each option shall be equal to the greater of $.75 and the fair market value of the Common Stock at the time the option is granted. For this purpose, fair market value shall equal the closing price of the Company's Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ") on the business day immediately preceding the date an option is granted, or, if there was no trading in such stock on such date, the closing price as quoted on NASDAQ on the last preceding day on which there was such trading.

		(c) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

		(d) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

		(e) Exercise Terms. Each option granted under the Plan shall become exercisable with respect to 33-1/3 percent of the shares subject thereto on the first anniversary of the date of grant and with respect to an additional 33-1/3 percent of such shares on each of the second and third anniversaries of such date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

		(f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock as quoted on NASDAQ on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price as quoted on NASDAQ on the last preceding day on which there was such trading.

		(g) General Restriction. The Company shall not be required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option

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or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

6.	TERMINATION OF DIRECTORSHIP

		If the optionee's service as a director terminates for any reason, any option may be exercised by the optionee or, in the event of the optionee's death, by the optionee's personal representative at any time prior to the earlier of the expiration date of the option or the expiration of three years after the date of termination, but only if, and to the extent that, the optionee was entitled to exercise the option at the date of such termination.

7.	ADJUSTMENT OF SHARES

		In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, stock combination, recapitalization, reorganization, merger, consolidation, split-up, or exchange of shares, or rights offering to purchase
Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

8.	NO EFFECT ON RIGHTS OF THE COMPANY

		Neither the Plan, any options granted under the Plan nor any option agreement shall confer upon any optionee any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the shareholders of the Company or the Board may have to terminate the optionee's position as a director at any time.

9.	RIGHTS AS A SHAREHOLDER

		The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

10.	CHANGE IN CONTROL

		(a)	Notwithstanding other provisions of the Plan, in the event
of a change in control of the Company (as defined in subsection
(c) below), all of an optionee's options shall become immediately exercisable, unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such change in control.

		(b)	In the event of a change in control, each optionee (i)
shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Board approval and after written notice to the Company within 60 days after the change in control, or during the period ending the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined pursuant to Section 5(b) hereof) on the date of surrender of the Common
Stock covered by the option or portion thereof which is so surrendered and the exercise price of such Common Stock under the option.

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		(c)	For purposes of this Section 10, a "change in control"
means the occurrence, at any time after the effective date of the Plan, of any one or more of the following: (i) the acquisition by any entity, person or group (other than the Company, a subsidiary of the Company or any employee benefit plan (including, without limitation, an employee stock ownership plan) of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of 20 percent or more of the outstanding voting stock of the Company; (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company through purchase of stock or assets, by merger, or otherwise; or (iii) the election during any period of 24 months or less of 20 percent or more of the members of the Board without the approval, prior to or after the effective date of the Plan, of the nomination of such members by a majority of the Board consisting of members who were serving at the beginning of the period. As used in this subsection (c), "group" shall mean persons who act as described in Section
13(d)(3) of the Exchange Act and the regulations promulgated thereunder.

11.	AMENDMENT AND DISCONTINUANCE

		This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board, provided that Plan provisions relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the timing of such grants, change the exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or otherwise amend the Plan in any manner that would cause options under the Plan not to comply with Securities and Exchange
Commission Rule 16b-3 or any successor rule. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule. Except as required by law, no amendment, modification or termination of the Plan may, without the written consent of an optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

12.	EFFECTIVE DATE

		The effective date of the Plan shall be the date this Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company. If such approval is obtained at the Annual Meeting of Shareholders in 1994, the Plan shall be effective on the date of such meeting.

13.	DEFINITIONS

		Any terms or provisions used herein which are defined in Sections 83 or 421 of the Internal Revenue Code, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

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14.	GOVERNING LAW

		To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to non-qualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of Delaware.

Dated:  May __, 1994		               STUARTS DEPARTMENT STORES, INC.

				                    By:
				                    Name:        	Denis T. Lemire
				                   Title:        	President
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